UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 29, 2010

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

No.6 Zhongguancun South Street, CEC Bldg Room 708
Haidian District, Beijing, China 100086

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
 (Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the terms set forth in that certain Share Exchange Agreement dated January 28, 2009, amended on May 12, 2009 and approved by the stockholders of Zoom Technologies, Inc. (the "Company") at a special meeting of stockholders on September 8, 2009, Lei Gu, the Company's Chairman and CEO held an option to acquire for the Company an amount of securities equal to an additional 28.97% of its majority-owned subsidiary, Tianjin Tong Guang Group Digital Communication Co., Ltd. ("TCB Digital") for a total consideration of 2,402,576 shares of the Company's common stock.

On March 29, 2010, Lei Gu exercised this option and the Company acquired the additional 28.97% of TCB Digital from Hebei Leimone Technology Co., Ltd., ("Hebei Leimone") a PRC entity of limited liability that is controlled by Lei Gu in consideration for 2,402,576 shares of the Company's common stock to be issued to the shareholders of Hebei Leimone in the future. The terms of this option, including the consideration of 2,402,576 shares of the Company's common stock to be issued, were agreed upon by Lei Gu and the Company's management and board of directors prior to the Company's acquisition of Gold Lion Holding Limited in September 2009, and approved by the Company's Stockholders prior to the time that Lei Gu became the Company's Chairman and CEO.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.1	Share Exchange Agreement, dated January 28, 2009, filed as exhibit A to the Preliminary Proxy Statement on Schedule 14A, filed May 13, 2010.*
10.2	Amendment No. 1 to Share Exchange Agreement, dated May 12, 2009, filed as exhibit A-1 to the Preliminary Proxy Statement on Schedule 14A, filed May 13, 2010.*

* In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: April 7, 2010	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer